Exhibit 99
                         Joint Filer Information (cont.)


Designated Filer:             BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year: August 25, 2003
Issuer & Symbol:              PRG-Schultz International, Inc. (PRGX)
Address of each Reporting Person for this Form 4:
909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner



BLUM STRATEGIC GP II, L.L.C.       BLUM STRATEGIC PARTNERS II, L.P.
                                   By:  BLUM STRATEGIC GP II, L.L.C.,
                                        its general partner

By:  /s/ Murray A. Indick          By:  /s/ Murray A. Indick
     Murray A. Indick, Member           Murray A. Indick, Member



BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
       its managing limited partner



By:  /s/ Murray A. Indick
     Murray A. Indick, Member